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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES (ALL ARE 100% OWNED)

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          NAME                                                    JURISDICTION
          ----                                                    ------------
Level 8 Technologies, Inc.                                          Delaware
Cicero Technologies, Inc.                                           Delaware
StarQuest Software, Inc.                                           California
Template Software UK Limited                                           UK
Template Software, S.A.                                              France
Template Software de Mexico, S.A. de C.V.                            Mexico
Template Software Pty Ltd.                                          Australia
Template Software Holding GmbH                                       Germany
     Template SoftwareGeschaftsfuhrungs GmbH                         Germany
     Template Software GmbH                                          Germany
     Milestone Software GmbH                                         Austria
Level 8 Worldwide Holdings Ltd.                                     Delaware
     Seer Technologies de Argentina S.A.                            Argentina
     Level 8 FSC, Inc.                                              Barbados
     Level 8 Benelux B.V.                                          Netherlands
     Seer Technologies do Brasil Ltda.                               Brazil
     Level 8 Canada, Inc.                                            Canada
     Level 8 Denmark ApS                                             Denmark
     Level 8 France S.A.R.L.                                         France
     Level 8 Europe (Deutschland) GmbH                               Germany
     Level 8 Ireland Limited                                         Ireland
     Level 8 Italia S.R.L.                                            Italy
     Level 8 Systems Nordic AB                                       Sweden
     Level 8 Systems (UK) Limited                                      UK
     Seer Korea Co., Limited                                          Korea
     Seer Technologies Singapore PTY, Limited                       Singapore
     Seer Technologies Hong Kong Limited                            Hong Kong
3020126 Canada, Inc. (fka Bizware)                                   Canada
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